Exhibit 99.1

ALERIS INTERNATIONAL, INC.

2004 EQUITY INCENTIVE PLAN

2005 ACQUISITION INCENTIVE AWARD AGREEMENT

This 2005 ACQUISITION INCENTIVE AWARD AGREEMENT (the “Agreement”) is entered into by and between Aleris International, Inc., a Delaware corporation (the “Company”), and                      (the “Grantee”), pursuant to the terms and conditions of the Aleris International, Inc. 2004 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto and incorporated in this agreement by reference. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

1. Award of Performance Units. The Company has granted to the Grantee, in accordance with the terms of this Agreement and the Plan, Performance Units equal to the number of shares of Common Stock of the Company, par value $0.01 per share, (the “Common Stock”) and the amount of cash set forth on Annex A hereto (the “PSUs”).

2. Performance Targets and Performance Periods. The PSUs will vest based to the extent of attainment of the synergy targets set forth on Annex A attached hereto (the “Performance Targets”) during the periods beginning (i) January 1, 2006 and ending December 31, 2006 and (ii) January 1, 2007 and ending December 31, 2007 (the “Performance Periods”).

3. Payout of Awards. The Compensation Committee shall certify whether or not a Performance Target has been attained. Such certifications may be made any time, but, in any event, a final certification relating to the Performance Period must be made on or before March 31, 2007 and 2008, respectively. If the Compensation Committee certifies that a Performance Target has been attained, the Company shall deliver to the Grantee the number of shares of Common Stock and cash equal to the PSUs determined by the Compensation Committee to have vested (net of any shares held to satisfy applicable tax withholding, if the Grantee so elects). Any PSUs that have not vested upon the final certification of the Compensation Committee shall thereafter be canceled.

(a) In the event of death or Disability of Grantee (defined in Section 19.10 of the Plan) during the Performance Periods, the PSUs that subsequently vest shall be prorated based upon the duration of Grantee’s employment during the Performance Periods.

(b) In the event of a Change in Control (defined in Section 19.6 of the Plan), if the Grantee’s employment is terminated either (i) by reason of his voluntary resignation for Good Reason (defined in Section 19.18 of the Plan) or (ii) by the Company for any reason except Cause (defined in Section 19.14 of the Plan) within three months prior to such Change in Control or within 24 months subsequent to such Change in Control, the Grantee shall (x) become vested in all outstanding Performance Units as if all Performance Targets had been met and (y) be entitled to receive in respect of all Performance Units in which the Grantee is vested, a cash payment on the later of ten days after the Grantee’s termination of employment or such date that the payment can be made in compliance with Section 409A of the Code.

(c) If Grantee ceases to be an active, full-time employee for any for any other reason before the payout of the PSUs, the PSUs will be canceled immediately.

4. Plan Incorporated by Reference and Acceptance of Terms and Conditions. The Plan is incorporated herein and by this reference made a part hereof for all purposes. The Grantee warrants and agrees that he has received and read a copy of the Plan, agrees and accepts the terms and conditions of the Plan, ratifies and consents to any action taken by the Company, the Board of Directors and the Committee concerning the Plan and agrees that all rights granted hereunder are subject to the more detailed provisions of the Plan.

5. No Assignment. This Agreement, the Performance Units Award, and any rights and benefits under the Plan granted hereunder are of a personal nature and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or change the same in any manner by the Grantee, or any other person claiming by, through or under said Grantee, except in a manner expressly permitted under the Plan and this Agreement, shall be void and the Company shall not be bound thereby.

6. Amendment to Agreement. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any such change or termination is sought.

7. Employment or Service Relationship. The Company shall not be deemed by the grant of the Performance Units Award (as distinguished from a separate employment agreement or service contract, if any) to be required to retain the services of the Grantee for any period.

8. Interpretation. In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Compensation Committee.

9. Governing Law. The validity, construction and performance of this agreement shall be governed by the laws of the State of Delaware. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.

10. Successors. This Agreement shall be binding upon any successors of the Company and the heirs, successors and legal representatives and other persons claiming by, through or under the Grantee.

11. Agreement of Grantee. In accepting this Performance Units Award, the Grantee accepts and agrees to be bound by all the terms and conditions of the Plan.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the day and year first above written.

ALERIS INTERNATIONAL, INC.

By:

ACCEPTED this day of , 2005.

GRANTEE

PRINTED NAME:

SOCIAL SECURITY NUMBER:

ANNEX A

PERFORMANCE UNITS AND TARGETS

PERFORMANCE PERIOD ENDING	SYNERGY TARGET	CASH AWARD	COMMON STOCK AWARD
12/31/06	(FYE 12/31/06)

12/31/07	(FYE 12/31/07)